Exhibit 99.2
EMPLOYMENT AGREEMENT
     This Employment Agreement (the “Agreement”) is made and entered into as of the 1st day of October, 2009 (the “Effective Date”), by and between GreenHunter Energy, Inc., a Delaware corporation (“Employer” or “Company”) and Jonathan D. Hoopes (“Employee”).
     WHEREAS, the Board of Directors of the Employer (the “Board”) recognizes that it is important to attract, hire and retain key officers and management personnel;
     WHEREAS, the Board has determined that it is essential and in the best interest of the Employer and its stockholders to retain officers and key employees and to ensure their continued dedication and efforts in such event without undue concern for their personal, financial and employment security; and
     WHEREAS, in order to induce qualified candidates to accept employment with the Employer and to remain in the employ of the Employer, the Employer desires to enter into this Agreement with the Employee.
     NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1. Employment. Employer hereby employs Employee and Employee hereby accepts employment with Employer upon the terms and conditions hereinafter set forth.
2. Duties, Services and Other Interests. Employee shall serve the Employer as President and Chief Operating Officer of the Employer with such responsibilities as shall be determined from time to time by the Chairman, CEO and Board of Directors; provided, however, that all duties assigned to Employee hereunder shall be commensurate with the skill and experience of Employee. Employee agrees to devote all of his professional time, attention, skills, benefits and best efforts to the performance of his duties hereunder and to the promotion of the business and interests of Employer. The foregoing notwithstanding, the parties recognize and agree that Employee may engage in passive personal investment and charitable activities and serve on corporate boards of directors that, in any case, do not conflict with the business and affairs of Employer or interfere with Employee’s performance of his duties hereunder, which service on boards of directors, other than on Company’s, shall be at the sole determination of the Board. The Board’s approval of said service shall not be unreasonably withheld, provided however that Employee shall serve on no more than two (2) additional corporate boards of directors during the Term.
3. Board Representation. During the term of this Agreement and provided that Employee remains an employee of the Company, Employee shall be permitted to serve on the Board.

4. Term. This Agreement shall become effective on the Effective Date, and shall continue, unless earlier terminated in accordance with the terms of this Agreement, for a period of two (2) years commencing on the Effective Date. This Agreement shall thereafter be automatically renewed for a period of six (6) months, unless earlier terminated as provided herein, and unless one party has given written notice to the other party of its or his intention not to renew this Agreement at least thirty (30) days prior to the expiration of its then current term (the “Term”).
5. Compensation. As compensation for his services rendered under this Agreement, Employee shall be entitled to receive the following:
(a) Annual Base Salary. During the Term, Employee shall initially be paid an annual salary of Two Hundred Fifty Thousand dollars ($250,000) per annum (the “Annual Base Salary”) payable in equal bi-weekly payments for a total of twenty-six (26) payments per year. The Annual Base Salary may be increased as the Board may determine from time to time but shall not be decreased;
(b) Expenses. Employer shall reimburse Employee for, or pay on behalf of Employee, all reasonable and necessary out-of-pocket travel and other expenses including dues and fees to industry, licensing, and professional organizations and costs of entertainment and business development incurred by Employee in rendering services required under the terms of this Agreement, promptly after submission, of a detailed statement of such expenses and reasonable documentation provided that all such expenses are associated with the business affairs of the Employer.
(c) Bonus. Expressly conditioned on the Employee being employed on the date the Board grants such bonus, the Employee may receive a bonus in an amount determined solely by the approval of the compensation committee of the Employer and the Board, in their sole discretion. It being understood by the Company that the Employee is targeting a cash bonus of at least 100% the Annual Base Salary.
(d) Benefits. During the Term, Employee, his spouse and dependents shall be entitled to receive such group benefits, plans, and programs, including improvements or modifications of the same, which are now, or may hereafter be, provided by Employer to its other executive employees. Such benefits, plans, and programs shall include, without limitation, any profit sharing plan, thrift plan, health insurance or health care plan, dental plant, vision plan, life insurance, disability insurance, pension plan, supplemental retirement plan, vacation and sick leave plan, and the like which may be maintained by Company.
(e) Automobile. During the Term, Employee shall be entitled to use the Company’s Ford F-150 pick up truck as Employee’s Company vehicle.

(f) Moving Allowance. Cash consideration of $50,000 will be paid to Employee as a moving allowance for him and his family to move their home from Connecticut to Texas. Allowance to be paid to Employee on the Effective Date, or as soon as administratively practicable, but in no case later than the 15th day of October, 2009. Allowance to be reported as non-qualified moving expenses and subject to all applicable tax withholding. In the event Employee voluntarily terminates his employment with Employer pursuant to Section 8(b)(ii) within one year of the Effective Date, Employee shall repay the entire $50,000 moving allowance to Employer prior to his last date of employment with the Company.
(g) Restricted Stock Grant. Employer shall grant employee 100,000 shares of restricted common stock of the Company with vesting to occur as outlined on Exhibit I attached hereto. Additional discretionary restricted stock grants to be determined by the Chairman and approved by the compensation committee of the Board of Directors of the Employer from time to time but at least on an annual basis on or before April 30 each calendar year.
(h) Stock Options. Employee shall be eligible to receive stock options to acquire Five Hundred Thousand (500,000) shares of the Company’s common stock upon approval by the Board of Directors. Exercise price and a vesting schedule shall be determined on the date of grant. The form of stock option agreement shall be the same form as provided to all other employees of the Employer during 2009. Additional discretionary stock options to acquire shares of the Company’s common stock to be determined by the Chairman and approved by the compensation committee of the Board of Directors of the Employer from time to time but at least on an annual basis on or before April 30 each calendar year.
(i) Vacation. Employee shall be entitled to all holidays provided to executives of Company generally in addition to 120 hours of paid vacation from Employer on an annual basis which shall be prorated for calendar year 2009 from the effective date of this Agreement.
(j) Other Benefits. This Agreement governs the rights and obligations of Employee and Company with respect to Employee’s base salary and certain perquisites of employment. Except as expressly provided herein, Employee’s rights and obligations both during the term of his employment and thereafter with respect to stock options, restricted stock, incentive and deferred compensation, life insurance policies insuring the life of Employee, and other benefits under the plans and programs maintained by Company shall be governed by the separate agreements, plans and other documents and instruments governing such matters
Except as provided in Section 8, the compensation set forth in this Section 5 will be the sole compensation payable to Employee and no additional compensation or fee will be payable by Employer to Employee by reason of any benefit gained by the Employer directly or indirectly through Employee’s efforts on Employer’s behalf, nor shall Employer be liable in any way for any additional compensation or fee unless Employer shall have expressly agreed thereto in writing.
     6. Confidentiality; Covenants Not-To-Compete.
(a) Acknowledgment of Proprietary Interest. Employee acknowledges and agrees that he has had access to proprietary information and also recognizes the sole proprietary interest of Employer in any Trade Secrets (as hereinafter defined) of Employer. Employee further acknowledges and agrees that any and all Trade Secrets of Employer, learned by Employee during the course of his employment by Employer or otherwise, whether developed by Employee alone or in conjunction with others or otherwise, is and shall be the property of Employer. Employee further acknowledges and understands that his disclosure of any Trade Secrets of Employer will result in irreparable injury and damage to Employer. As used herein, “Trade Secrets” means all non-public confidential and proprietary information of Employer whether embodied in writing, a computer disk, video or magnetic tape, CD-Rom or in other form, relating to the business, operations or affairs of Employer and, any other confidential information that Employee may then possess or have under Employee’s control, including, without limitation, information derived from reports, investigations, experiments, research, work in progress, drawings, designs, plans, proposals, codes, marketing and sales programs, client lists, mailing lists, financial projections, any information regarding Employer’s properties, maps, plats, surveys, cost summaries, pricing formula, reports, studies, land and title records, leases and all other materials, or information prepared, compiled, evaluated, interpreted or performed, for or by Employer. “Trade Secrets” also includes confidential information related to the business, products or sales of Employer or Employer’s customers or other business relationships.
(b) Covenants Not-To-Divulge Trade Secrets. Employee acknowledges and agrees that Employer is entitled to prevent the disclosure of Trade Secrets of Employer. As a portion of the consideration for the employment of Employee and for the compensation being paid to Employee by Employer, Employee agrees at all times during the term of this Agreement and for two (2) years thereafter to hold in strictest confidence and not to disclose or allow to be disclosed to any person, firm, or corporation, other than to persons engaged by Employer to further the business of Employer, Trade Secrets of Employer, without the prior written consent of Employer, including Trade Secrets developed by Employee. Notwithstanding the foregoing, Employee shall not be obligated to keep secret and not to disclose or allow to be disclosed knowledge or information (a) which has become generally known to the public through no wrongful act of Employee; (b) which has been rightfully received by Employee from a third party which to Employee’s knowledge was received without restriction on disclosure and not in violation of any confidentiality obligation of said third party; (c) which has been approved for release without restriction as to use or disclosure by written authorization of Employer; or (d) which has been disclosed pursuant to a requirement of a governmental agency or of law without similar restrictions or other protections against public disclosure, or which disclosure is required by operation of law. Without limiting the generality of the foregoing, Employee agrees to affirmatively take such precautions as Employer may reasonably request or Employee reasonably believes are appropriate to prevent the disclosure, copying or use of any of the computer software programs, data bases or other such information now existing or hereafter developed to any person or for any purpose not specifically authorized by Employer.
(c) Abide by Third Party Confidentiality Agreements. Employee acknowledges that Employer enters into confidentiality agreements with third parties. Without limiting the generality of the foregoing, Employee agrees to abide by the terms and conditions of such confidentiality agreements during the term of this Agreement for a period beginning on the Effective Date and ending two (2) years following the Employee’s termination of employment with the Employer for any reason.
(d) Return of Materials at Termination. In the event of any termination of this Agreement for any reason whatsoever, Employee will promptly deliver to Employer all documents, data and other information pertaining to Trade Secrets. Employee shall not take any documents or other information, or any reproduction or excerpt thereof, containing or pertaining to any Trade Secrets.
(e) Competition During and After the Term of this Agreement. From the period beginning on the Effective Date and ending two (2) years following the Employee’s termination of employment with the Employer, Employee shall not, without the prior written consent of Company:
     (i) directly or indirectly participate in the ownership, management, operation, or control of, or be connected as an officer, employee, partner, director, consultant, contractor, or otherwise with, or have any financial interest in or aid or assist anyone else in the conduct of, any renewable energy business in any of the Business Territories of the Company where “Business Territories” as hereby defined means locations in which the Company has existing renewable energy generating assets or bio fuel refineries, including but not limited to, any location to which the Company has devoted any significant efforts for renewable energy production, analysis of, joint venture consideration or interest even if efforts for the actual generation of electricity or refinement of fuel from renewable resources has not yet commenced at the time of Employee’s termination; provided, however that this Section 6(e) shall not prohibit Employee from (A) purchasing or holding an equity interest of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) whether or not such securities are listed on any national or regional securities exchanges or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange

Act”), (B) being engaged as a research analyst, an investment banker and/or financial advisor to renewable energy business entities, or (C) being employed by a commercial bank or investment management company; or
     (ii) directly or indirectly, either for himself or any other person (A) solicit, induce, recruit, or attempt to solicit, induce or recruit any employee of the Employer to leave the employ of the Employer, (B) in any way interfere with the relationship between the Employer and any employee thereof, (C) employ, or otherwise engage as an employee, independent contractor or otherwise, any employee of the Employer or (D) induce or attempt to induce any customer, representative, supplier, licensee or business relation of the Employer to cease doing business with the Employer, or in any way interfere with the relationship between any customer, representative, supplier, licensee or business relation of the Employer.
This section 6(e) applies only if Employer is a viable, operating company at the time of Employee’s termination, and/or it has not had a Change of Control (as defined hereafter) which precipitated Employee’s termination.
(f) Tolling of Statute of Limitations. In the event of a breach by Employee of any covenant set forth in Section 6 above, the term of such covenants shall be extended by the period of the duration of such breach.
7. Prohibition of Disparaging Remarks. During Executive’s employment with Company and following any termination of employment with Company, Executive and Company mutually agree not to disparage, either orally or in writing, Executive, Company, or any of affiliates’ business, products, services, or practices, or any of Company’s or its affiliates’ directors, officers, agents, representatives, stockholders, partners, members, employees, or affiliates.
     8. Termination Events.
(a) Company’s Right to Terminate. Notwithstanding the provisions of Section 4, Company shall have the right to terminate Employee’s employment under this Agreement at any time for any of the following reasons:
     (i) The expiration of the Term or any renewal period as set forth in Section 4 above, provided that either Employee or Employer has given at least thirty (30) days prior written notice to the other party of such party’s intention not to renew;
     (ii) The death of Employee;
     (iii) The “Disability” (as hereinafter defined) of Employee; or

     (iv) Written notice from Employer to Employee of termination for “Just Cause” (as hereinafter defined).
(b) Employee’s Right to Terminate. Notwithstanding the provisions of Section 4, Employee shall have the right to terminate his employment under this Agreement for any of the following reasons:
     (i) For “Good Reason” (as hereinafter defined); or
     (ii) at any time for any other reason whatsoever, in the sole discretion of Employee.
(c) Definitions.
     (i) For purposes of Section 8(a)(iii) above, the “Disability” of Employee shall mean a physical or mental infirmity which impairs the Employee’s ability to substantially perform his duties under this Agreement for a period of 120 consecutive days or for 120 days out of any 150 consecutive day period.
     (ii) For purposes of Section 8(a)(iv) above, “Just Cause” shall mean the Employee:
     (1) has engaged in gross negligence, gross incompetence, or willful misconduct in the performance of his duties at the Company;
     (2) has refused, without proper reason, to perform his duties,
     (3) has materially breached any provision of this Agreement,
     (4) has willfully and materially breached a significant corporate policy or code of conduct established by Company,
     (5) has committed an act of fraud, embezzlement, or breach of a fiduciary duty to Company or an affiliate of Company (including the unauthorized disclosure of material confidential or proprietary information of the Company or an affiliate),
     (7) has been convicted of (or pleaded no contest to) a criminal act involving fraud, dishonesty, or moral turpitude or any felony, or
     (8) has been convicted for any violation of U.S. or foreign securities laws or has entered into a cease and desist order with the Securities and Exchange Commission alleging violation of U.S. or foreign securities laws.

     (9) has been accused of sexually-harassing another individual and such accusation is confirmed by Employer upon its own investigation and/or confirmed by a finding of a court of competent jurisdiction or the EEOC;
provided, however, that no termination of Employee’s employment shall be for Just Cause under Section 8(a)(iv) until there shall have been delivered to the Employee a copy of a written notice setting forth that the Employee was guilty of the particular conduct and specifying the particulars thereof in detail, and the Employee shall have been provided an opportunity to be heard by the entire Board.
     (iii) For purposes of Section 8(b)(i) above, “Good Reason” shall mean any one or more of the following:
     (1) a diminution in Employee’s Annual Base Salary not in accordance with Section 5(a);
     (2) a material diminution in Employee’s authority, duties, or responsibilities from those applicable to him as of the Effective Date, including a material change in the reporting structure so that Employee reports to someone other than the Chairman, CEO and the Board;
     (3) a material change in the geographic location at which Employee must perform services which for purposes of this Agreement includes only Company requiring Employee to involuntarily relocate to a geographic location other than the Dallas/Ft. Worth, Texas metroplex area; or
     (4) a material breach by Company of any provision of this Agreement (including, without limitation, the requirements of Sections 2, 3, 5, or 24 of this Agreement).
Notwithstanding the foregoing provisions of this Section 8(c)(iii)(4) or any other provision in this Agreement to the contrary, any assertion by Employee of a termination of employment for “Good Reason” shall not be effective unless all of the following conditions are satisfied: (A) any condition described in clauses (1) through (4) of this Section 8(c)(iii)(4) giving rise to Employee’s termination of employment must have arisen without Executive’s consent; (B) Employee must provide written notice to Company of such condition in accordance with Section 12 within 30 days of the initial existence of the condition; (C) the condition specified in such notice must remain uncorrected for a period of 30 days following receipt of such notice by Company; and (D) the date of Employee’s termination of employment must occur within one year following the initial existence of the condition specified in such notice.

     (iv) For purposes of Sections 9, 10 and 11 below, “Involuntary Termination” shall mean any termination of Employee’s employment with Company which:
     (1) does not result from a resignation by Employee (other than a resignation pursuant to clause (2) of this Section 8(c)(iv)); or
     (2) results from a resignation by Executive for Good Reason;
provided, however, the term “Involuntary Termination” shall not include a termination for Just Cause, any termination as a result of death or disability, or the natural expiration of the Term of this Agreement.
     (v) For purposes of Sections 10 and 11 below, “Change of Control” shall mean:
     (1) the stockholders approval of a merger or consolidation of Company with another corporation in greater than 50% change in the total voting power of Company or the surviving company immediately following such transaction;
     (2) the stockholders approval of a plan of liquidation of Company;
     (3) the stockholders approval of an agreement for the sale by Company of all or substantially all of Company’s assets;
     (4) the acquisition by any person of securities representing 50% or more of the total voting power of Company which person does not already own 50% or more of the total voting power of Company as of the effective date; or
     (5) certain changes in the majority composition of the Board not initiated by the Board.
     (vi) For purposes of Sections 10 and 11 below, “Change of Control Period” shall mean with respect to a Change of Control, the one-year period beginning on the date upon which such Change of Control occurs.
(d) Notice of Termination: If Company desires to terminate Employee’s employment hereunder at any time prior to expiration of the term of employment as provided in Section 4, it shall do so by giving a 30-day written notice to Employee that it has elected to terminate Employee’s employment hereunder and stating the effective date and reason for such termination, provided that no such action shall alter or amend any other provisions hereof or rights arising hereunder. If Employee desires to terminate his employment hereunder at any time prior to expiration of the term of employment as provided in Section 4, he shall do so by giving a 30-day written notice to Company that he has elected to terminate his employment hereunder and stating the effective date and reason for such termination, provided that no such action shall alter or amend any other provisions hereof or rights arising hereunder.
(e) Deemed Resignations. Unless otherwise agreed to in writing by Company and Employee prior to the termination of Employee’s employment, any termination of Employee’s employment shall constitute an automatic resignation of Employee as an officer of Company and each affiliate of Company and an automatic resignation of Employee from the Board (if applicable) and from the board of directors or similar governing body of any affiliate of Company and from the board of directors or similar governing body of any corporation, limited liability entity, or other entity in which Company or any affiliate holds an equity interest and with respect to which board or similar governing body Employee serves as Company’s or such affiliate’s designee or other representative.
(f) Meaning of Termination of Employment. For all purposes of this Agreement, Employee shall be considered to have terminated employment with Company when Employee incurs a “separation from service” with Company within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986 (the “Code”), as amended and applicable administrative guidance issued thereunder.
9. Termination Other Than an Involuntary Termination. If Employee’s employment hereunder shall terminate upon expiration of the term provided in Section 4 hereof or if Employee’s employment hereunder shall terminate for any other reason except those described in Sections 10 and 11, then Company shall continue to provide all compensation and benefits to Employee hereunder until the date of such termination of employment, and such compensation and benefits shall terminate contemporaneously with such termination of employment.
10. Involuntary Termination Other Than During a Change of Control Period. If Employee’s employment by Company or any successor thereto shall be subject to an Involuntary Termination which occurs prior to the date that Change of Control Period begins or after the expiration of a Change of Control Period, then Company shall, as additional compensation for services rendered to Company (including its subsidiaries), pay to Employee the following amounts and take the following actions:
(a) Pay Employee a lump sum cash payment in an amount equal to one times the Employee’s Annual Base Salary within 30 days after Employee’s termination of employment with Company.

(b) In the event of the termination of Employee’s employment for any reason specified in Section 8 (other than the reasons set forth in Sections 8(a)(iii)), Employee shall be entitled only to the compensation earned by him as of the effective date of termination, including any declared but unpaid, bonus or pro-rata portion thereof.
(c) In the event of the termination of Employee’s employment as the result of Section 8(a)(iii), Employee shall be entitled to compensation for the remaining term of the Agreement until the disability insurance company begins making payments to the Employee.
(d) During the portion, if any, of the 12-month period commencing on the date of such Involuntary Termination that Employee is eligible to elect and elects to continue coverage for himself and his eligible dependents under Company’s or a subsidiary’s group medical, dental and group life insurance plans as applicable, under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and/or Sections 601 through 608 of the Employee Retirement Income Security Act of 1974, as amended, Company shall promptly reimburse Employee on a monthly basis for the difference between the amount Employee pays to effect and continue such coverage and the employee contribution amount that active senior executive employees of Company pay for the same or similar coverage under such group health plans; provided, however, that such reimbursement shall cease to be effective if and to the extent Employee becomes eligible to receive medical and/or dental coverage from a subsequent employer (and any such eligibility shall be promptly reported to Company by Employee).
(e) If the Employee pays or becomes obligated to pay any excise tax under Section 4999 of the Code on any payment or benefit he receives (whether pursuant to this Agreement or otherwise) in connection with the event giving rise to his right to receive payments and benefits under Section 9(c) of this Agreement, the Employer shall pay to the Employee an amount equal to the total excise tax paid or payable.
11. Involuntary Termination During a Change of Control Period. If Employee’s employment by Company or any successor thereto shall be subject to an Involuntary Termination during a Change of Control Period, then Company shall, as additional compensation for services rendered to Company (including its subsidiaries), pay to Employee the following amounts and take the following actions:
(a) Pay Employee a lump sum cash payment in an amount equal to two times the Employee’s Annual Base Salary within 30 days after Employee’s termination of employment with Company.
(b) During the portion, if any, of the 12-month period commencing on the date of such Involuntary Termination that Executive is eligible to elect and elects to continue coverage for himself and his eligible dependents under Company’s or a subsidiary’s group health plans, as applicable, under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and/or Sections 601 through 608 of the Employee Retirement Income Security Act of 1974, as amended, Company shall promptly reimburse Executive on a monthly basis for the difference between the amount Executive pays to effect and continue such coverage and the employee contribution amount that active senior executive employees of Company pay for the same or similar coverage under such group health plans; provided, however, that such reimbursement shall cease to be effective if and to the extent Executive becomes eligible to receive medical and/or dental coverage from a subsequent employer (and any such eligibility shall be promptly reported to Company by Executive).
12. Release and Full Settlement. As a condition of the receipt of any severance compensation and benefits under this Agreement, Employee must first execute a release and agreement, in a form reasonably satisfactory to Company, which (a) shall release and discharge Company and its affiliates, and their officers, directors, employees, and agents, from any and all claims or causes of action of any kind or character, including all claims or causes of action arising out of Employee’s employment with Company or its affiliates or the termination of such employment, and (b) must be effective and irrevocable within 55 days after the termination of Employee’s employment. If Employee is entitled to and receives the benefits provided hereunder, performance of the obligations of Company hereunder will constitute full settlement of all claims that Employee might otherwise assert against Company on account of Employee’s termination of employment
13. Remedies. Each party recognizes and acknowledges that in the event of any default in, or breach of any of, the terms, conditions and provisions of this Agreement (either actual or threatened) by the other party, then the non-defaulting party’s remedies at law shall be inadequate. Accordingly, each party agrees that in such event, the non-defaulting party shall have the right of specific performance and/or injunctive relief in addition to any and all other remedies and rights at law or in equity, and such rights and remedies shall be cumulative.
14. Acknowledgments. Employee acknowledges and recognizes that the enforcement of any of the non-competition provisions set forth in Section 6 above by Employer will not interfere with Employee’s ability to pursue a proper livelihood.
15. Notices. Any notices, consents, demands, requests, approvals and other communications to be given under this Agreement by either party to the other shall be deemed to have been duly given in writing personally delivered, by facsimile or sent by mail, registered or certified, postage prepaid with return receipt requested, as follows:

If to Employer:	1048 Texan Trail
Grapevine, Texas 76051
Attention: Morgan F. Johnston
Telephone: (972) 410-1044
Facsimile: (972) 410-1066

If to Employee:	54 Camp Avenue
Darien, CT 06820
(Address to be changed once Employee relocates to Texas)
Notices delivered personally shall be deemed communicated as of actual receipt or receipt of facsimile; mailed notices shall be deemed communicated as of three (3) days after mailing.
16. Survival. The following sections of this Agreement shall survive termination of this Agreement for any reason: Sections 6, 7, 8, 9, 10, 11, 12, 15, 17, 20, 21, 22 and 23.
17. Dispute Resolution.
(a) General. Employee and the Company explicitly recognize that no provision of this Section 17 shall prevent either party from seeking to resolve any dispute relating to this Agreement in a court of law.
(b) Negotiation. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between Employee and an executive officer of Company who has authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within ten days after the effective date of such notice, Employee and an executive officer of Company shall meet at a mutually acceptable time and place within the Dallas/Ft. Worth, Texas metroplex area, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within 30 days of the disputing party’s notice, or if the parties fail to meet within ten days, either party may initiate arbitration of the controversy or claim as provided in Section 17(c) below. If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator shall be given at least three business days’ notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this Section 17(b) shall be treated as compromise and settlement negotiations for the purposes of the federal and state rules of evidence and procedure.
(c) Arbitration. Company and Employee agree that after efforts to negotiate any dispute in accordance with Section 17(b) have failed, then either party may by written notice (the “Notice”) demand arbitration of the dispute as set out below, and each party hereto expressly agrees to submit to, and be bound by, such arbitration.
     (i) Each party will, within ten business days of the Notice, nominate an arbitrator, who shall be a non-neutral arbitrator. Each nominated arbitrator must be someone experienced in dispute resolution and of good character without moral turpitude and not within the employ or direct or indirect influence of the nominating party. The two nominated arbitrators will, within ten business days of nomination, agree upon a third arbitrator, who shall be neutral. If the two appointed arbitrators cannot agree on a third arbitrator within such period, the parties may seek such an appointment through any permitted court proceeding or by the American Arbitration Association (“AAA”). The three arbitrators will set the rules and timing of the arbitration, but will generally follow the rules of the AAA and this Agreement where same are applicable and shall provide for a reasoned opinion.
     (ii) The arbitration hearing will in no event take place more than 180 days after the appointment of the third arbitrator.
     (iii) The arbitration will take place in Dallas, Texas unless otherwise unanimously agreed to by the parties.
     (iv) The results of the arbitration and the decision of the arbitrators will be final and binding on the parties, and each party agrees and acknowledges that these results shall be enforceable in a court of law.
     (v) All administrative costs and expenses of the mediation and arbitration shall be borne equally by the Company and Employee during the pendency of the proceedings. Such costs and expenses do not include attorney’s fees, expert witness fees or other party generated expenses. Upon the conclusion of the proceedings, the prevailing party shall be entitled to recover reasonable and necessary attorneys’ fees, expert witness fees, and costs and expenses of arbitration.
18. Indemnification. Company shall continue to indemnify Employee following any termination of this Agreement to the fullest extent permitted by applicable law consistent with the Articles of Incorporation and By-Laws of Company in effect as of the date of the termination with respect to Employee’s sole, joint, or concurrent negligence and any acts of or omissions he may have committed during the period during which he was an officer, director, and/or employee of (a) Company, (b) any subsidiary thereof for which he served as an officer, director, or employee at the request of Company, or (c) any successor thereto; provided. Any reimbursement of reasonable attorneys’ fees and disbursements required under this Section 18 shall be made within thirty days of the date that Employee submits an invoice for payment or reimbursement. In the event Company and Employee shall have entered into a separate indemnity agreement, the terms of such agreement, and not this Section 18, shall govern Company’s obligations to indemnify Employee following the termination of this Agreement.
19. Payment Obligations Absolute. Except as specifically provided in this Agreement, Company’s obligation to pay (or cause one of its subsidiaries to pay) Employee the amounts and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense, or other right which Company (including its subsidiaries) may have against Employee or anyone else. All amounts payable by Company (including its subsidiaries hereunder) shall be paid without notice or demand. Employee shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and, except as provided in Sections 10(d) and 11(b) hereof, the obtaining of any such other employment shall in no event effect any reduction of Company’s obligations to make (or cause to be made) the payments and arrangements required to be made under this Agreement.
20. Entire Agreement. This Agreement contains the entire agreement of the parties hereto and supersedes all prior agreements and understandings, oral or written between the parties hereto, with the exception of the Existing Consulting Contract which is described hereafter. No modification or amendment of any of the terms, conditions or provisions herein may be made otherwise than by written agreement signed by the parties hereto.
21. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.
22. Parties Bound. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of Employer and Employee, and their respective heirs, personal representatives, successors and assigns. Employer shall have the right to assign this Agreement to any affiliate or to its successors or assigns provided that such affiliate, successor or assign agrees to be bound by the terms hereof. The terms “successors” and “assigns” shall include any person, corporation, partnership or other entity that buys all or substantially all of Employer’s assets or all of its stock, or with which Employer merges or consolidates. The rights, duties or benefits to Employee hereunder are personal to him, and no such right or benefit may be assigned by him.
23. Estate. If Employee dies prior to the payment of all sums owed, or to be owed, to Employee pursuant to Section 5 above, then such sums, as they become due, shall be paid to Employee’s estate.
24. Enforceability. If, for any reason, any provision contained in this Agreement should be held invalid in part by a court of competent jurisdiction, then it is the intent of each of the parties hereto that the balance of this Agreement be enforced to the fullest extent permitted by applicable law.
25. Waiver of Breach. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.
26. Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

27. Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.
28. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, but only one of which need be produced.
29. Existing Consulting Contract. Employer and Employee recognize the existing consulting contract agreement between the parties attached hereto as Exhibit II will remain in full force and affect.
EMPLOYER:
GREENHUNTER ENERGY, INC.

By:

Gary C. Evans
Chairman and Chief Executive Officer
EMPLOYEE:

Jonathan D. Hoopes